Terra Industries Inc.
[logo]                                                         600 Fourth Street
                                                                   P.O. Box 6000
TERRA                                                  Sioux City, IA 51102-6000
                                                       Telephone: (712) 277-1340
                                                         Telefax: (712) 277-7383
                                                         www.terraindustries.com
================================================================================
                                      NEWS
================================================================================
For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756

               TERRA INDUSTRIES INC. REPORTS THIRD QUARTER RESULTS

Sioux City, Iowa (Oct. 28, 2004)--Terra Industries Inc. (NYSE symbol: TRA) announced net income of $6.5 million, or $.08 per share, on revenues of $377 million for the third quarter ended Sept. 30, 2004. This compares to the 2003 third quarter net loss of $4.5 million, or $.06 per share on revenues of $325 million.


For the first nine months of 2004 Terra posted net income of $42.5 million, or $.55 per share, on revenues of $1.2 billion, compared to a net loss of $50.0 million, or $.66 per share, on revenues of $1.0 billion in the comparable 2003 period. The 2004 net income included $11.6 million of earnings attributable to recovery of product claim costs (representing $17.9 million of operating income less $6.3 million of related income taxes). The 2003 loss included a $27.0 million charge for "Impairment of long-lived assets" related to the Blytheville production facility (representing a $53.1 million charge to operating income less $9.9 million allocated to minority interest and a $16.2 million tax benefit). Terra permanently closed the Blytheville facility on May 27, 2004.


Cash from operations before working capital changes was $40.8 million in the 2004 third quarter, compared to $21.0 million in the 2003 third quarter. Cash flow from operations, which consists of "Net cash flows from operating activities" less "Change in current assets and liabilities", is not a recognized measure under GAAP, but might be considered a useful measure of cash flows generated from operations that are available to repay debt and invest in the business. At Sept. 30, 2004, Terra had cash and short-term investments totaling $144.6 million.


The Nitrogen Products business segment recorded revenues of $326.0 million and operating income of $25.2 million for the quarter, compared with revenues of $277.3 million and operating income of $9.4 million for the 2003 third quarter. For the 2004 first nine months, Nitrogen Products posted revenues of $1.0 billion and operating income, excluding the $17.9 million recovery of product claim costs, of $98.7 million, compared with revenues of $0.8 billion and, excluding the $53.1 million impairment charge, operating income of $1.3 million in the 2003 first nine months.


The $15.8 million improvement in 2004 third quarter Nitrogen Products results compared to those of the 2003 third quarter was due to higher product selling prices, partially offset by higher natural gas costs. Ammonia, nitrogen solutions, ammonium nitrate and urea selling prices for the 2004 third quarter were 22, 31, 19 and 21 percent higher, respectively, than 2003 third quarter prices. These higher prices reflect improved worldwide nitrogen product supply/demand balances. Nitrogen Products natural gas unit costs for the quarter, including approximately $4.2 million of cost increases due to forward purchase contracts, were 21 percent higher than in the 2003 third quarter.

Excluding the 2004 recovery of product claim costs and 2003 impairment charges, the improvement in 2004 year-to-date Nitrogen Products operating income as compared to the same 2003 period was due to higher product selling prices partially offset by higher natural gas costs. Ammonia, nitrogen solutions, ammonium nitrate and urea selling prices were 17, 27, 30 and 12 percent higher, respectively. Natural gas unit costs, net of about $8.4 million of cost reductions realized from forward purchase contracts, increased 12 percent when compared to the 2003 period.


The Methanol business segment reported 2004 third quarter revenues of $50 million and operating income of $0.6 million, compared with 2003 third quarter revenues of $47 million and an operating loss of $1.1 million. The profit increase was due to higher selling prices, partially offset by higher natural gas costs.


The Methanol segment reported an operating loss for the 2004 first nine months of $2.3 million, on revenues of $147 million. This compares to operating income of $3.7 million on revenues of $161 million for the 2003 first nine months. The decrease was caused by lower selling prices and sales volumes, and higher natural gas costs.


Terra's forward purchase contracts at Sept. 30, 2004, fixed prices for approximately 30 percent of its next 12 months' natural gas needs at about $25.6 million below the published forward market prices at the Sept. 30 date.


Said Michael L. Bennett, Terra's President and CEO, "Nitrogen markets remained strong in the 2004 third quarter; our sales volumes were essentially limited by our production volumes. The consensus nitrogen industry outlook is for continued firm demand and favorable selling prices through at least the 2005 first half. While these market conditions are encouraging, we continue to be concerned about volatile natural gas markets as we enter the winter heating season.


"In August, Terra agreed to purchase Mississippi Chemical Corporation," Bennett continued. "We're excited about the strategic opportunities Mississippi Chemical can provide Terra both in the short- and long-term. We expect the transaction to close as early as December 2004 and no later than the first quarter of 2005.


"We were also pleased to have completed this month Terra's private offering of convertible preferred shares," Bennett concluded. "We expect the sale of these shares to reduce our fixed cash requirements by more than $5 million per year."


Terra management will conduct a conference call to discuss these third quarter results on Oct. 28, 2004 beginning at 3:00 p.m. (Eastern). A live webcast of the conference call will be available from Terra's web site at www.terraindustries.com, and will be archived for playback for three months.


Terra Industries Inc., with 2003 revenues of $1.4 billion, is a leading international producer of nitrogen products.


This news release may contain forward-looking statements, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Terra Industries Inc.'s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in Terra Industries Inc.'s most recent report on Form 10-K and Terra Industries Inc.'s other documents on file with the Securities and Exchange Commission. Terra Industries Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.


                                      # # #


Note: Terra Industries' news announcements are also available on its web site, www.terraindustries.com.



                                 (Tables follow)



                              TERRA INDUSTRIES INC.
                        SUMMARIZED RESULTS OF OPERATIONS
                                   (unaudited)



                                                         Three Months Ended                  Nine Months Ended
                                                            September 30,                      September 30,
                                                   -----------------------------     ------------------------------
(in thousands except per-unit amounts)                  2004             2003             2004             2003
                                                   -----------       -----------     ------------       -----------

REVENUES
     Nitrogen products                             $   326,024       $   277,292     $  1,006,099       $   821,577
     Methanol                                           50,123            47,025          146,773           160,992
     Other, net of intercompany eliminations               520               525            1,592             1,361
                                                   -----------       -----------     ------------       -----------
                                                   $   376,667       $   324,842     $  1,154,464       $   983,930
                                                   ===========       ===========     ============       ===========

OPERATING INCOME (LOSS)
     Nitrogen products                             $    25,184       $     9,355     $     98,711       $   (51,757)
     Methanol                                              638            (1,083)          (2,332)            3,659
     Recovery of product claim costs                        --                --           17,903                --
     Other expense--net                                   (534)           (2,368)          (4,123)           (5,166)
                                                   -----------       -----------     ------------       -----------
                                                        25,288             5,904          110,159           (53,264)

     Interest income                                       774                48            1,763               429
     Interest expense                                  (13,446)          (13,829)         (40,387)          (41,664)
     Minority interest                                  (1,651)              234           (8,150)           12,902
     Income tax benefit (provision)                     (4,512)            3,094          (20,837)           31,615
                                                   -----------       -----------     ------------       -----------
     Net income (loss)                             $     6,453       $    (4,549)    $     42,548       $   (49,982)
                                                   ===========       ===========     ============       ===========

DILUTED INCOME (LOSS) PER SHARE                    $      0.08       $     (0.06)    $       0.55       $     (0.66)
                                                   ===========       ===========     ============       ===========

Basic and diluted weighted average shares outstanding:
   Basic                                                76,166            75,726           75,878            75,602
   Diluted                                              78,210            75,726           77,839            75,602




Because of the seasonal nature and effects of weather-related conditions in several of Terra's marketing areas, results of operations for any single reporting period should not be considered indicative of results for a full year.




                              TERRA INDUSTRIES INC.
                          SUMMARIZED FINANCIAL POSITION
                                 (in thousands)
                                   (unaudited)



                                                                            September 30,
                                                          -------------------------------------------
                                                               2004                           2003
                                                          -------------                 -------------

ASSETS
Cash and short-term investments                           $     144,592                 $      21,278
Accounts receivable                                             127,882                       107,450
Inventories                                                      90,823                        87,599
Other current assets                                             54,294                        32,835
                                                          -------------                 -------------
     Total current assets                                       417,591                       249,162
Property, plant and equipment, net                              665,900                       706,610
Deferred plant turnaround costs                                  25,102                        26,029
Other assets                                                     31,585                        35,194
                                                          -------------                 -------------
     Total assets                                         $   1,140,178                 $   1,016,995
                                                          =============                 =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Debt due within one year                                  $         161                 $         152
Customer prepayments                                             21,922                        25,663
Other current liabilities                                       160,623                       154,622
                                                          -------------                 -------------
     Total current liabilities                                  182,706                       180,437
                                                          -------------                 -------------

Long-term debt and capital lease obligations                    402,081                       402,242
Deferred income taxes                                            40,102                        27,942
Other liabilities                                               107,311                       108,403
Minority interest                                                91,446                        84,777
                                                          -------------                 -------------
     Total liabilities and minority interest                    823,646                       803,801

Stockholders' Equity                                            316,532                       213,194
                                                          -------------                 -------------
     Total liabilities and stockholders' equity           $   1,140,178                 $   1,016,995
                                                          =============                 =============




                              TERRA INDUSTRIES INC.
                              SUMMARIZED CASH FLOWS
                                 (in thousands)
                                   (unaudited)



                                                         Three Months Ended                  Nine Months Ended
                                                            September 30,                      September 30,
                                                   -----------------------------      -----------------------------
                                                        2004             2003             2004             2003
                                                   -----------       -----------      -----------       -----------

Income (Loss) from operations                      $     6,453       $    (4,549)     $    42,548       $   (49,982)
Non-cash charges and credits:
     Impairment of long-lived assets                        --                --               --            53,091
     Depreciation and amortization                      25,268            26,493           75,752            82,041
     Deferred income taxes                               7,387              (662)          23,913           (33,806)
     Minority interest in earnings (loss)                1,651              (234)           8,150           (12,902)
      Recovery of product claim costs                       --                --          (12,874)               --
Change in current assets and liabilities                13,806            24,608          (51,382)          (39,267)
                                                   -----------       -----------      -----------       -----------
     Net cash flows from operating activities           54,565            45,656           86,107              (825)
Purchase of property, plant and equipment               (4,711)           (1,213)          (8,136)           (7,074)
Plant turnaround costs                                 (14,170)             (345)         (14,989)          (20,666)
Debt borrowings (repayments)                               (38)          (34,786)            (117)            1,893
Deferred financing costs                                    --              (443)              --            (8,581)
Distributions to minority interests                     (3,460)               --           (5,766)           (1,153)
Other                                                    1,132                41             (171)             (795)
                                                   -----------       -----------      -----------       -----------
Increase (Decrease) in cash and
     short-term investments                             33,318             8,910           56,928           (37,201)
Cash and short-term investments at
     beginning of period                               110,944            12,368           87,334            58,479
                                                   -----------       -----------      -----------       -----------
Cash and short-term investments at
     end of period                                 $   144,262       $    21,278      $   144,262       $    21,278
                                                   ===========       ===========      ===========       ===========




                              TERRA INDUSTRIES INC.
                             SUMMARIZED INFORMATION
                                 (in thousands)


                                                         Three Months Ended                  Nine Months Ended
                                                            September 30,                      September 30,
                                                            -------------                      -------------
                                                        2004             2003             2004             2003
                                                        ----             ----             ----             ----

OTHER FINANCIAL DATA
     Cost of sales                                 $   337,919       $   308,554      $ 1,032,144       $   954,659
     (includes depreciation and amortization)
     Selling, general & administrative expense          13,460            10,384           30,064            29,444
     (includes depreciation and amortization)
     Impairment of long-lived assets                        --                --               --            53,091

VOLUMES AND PRICES

                                                                     Three Months Ended September 30,
                                                                     --------------------------------
                                                                   2004                           2003
                                                                   ----                           ----
                                                         Sales           Average            Sales        Average
                                                        Volumes        Unit Price(1)       Volumes     Unit Price(1)
                                                        -------        -------------       -------     -------------
Ammonia (tons)                                             324           $   266              334        $  219
Nitrogen solutions (tons)                                  897               128              994            98
Urea (tons)                                                 38               218               73           180
Ammonium nitrate (tons)                                    342               168              269           141
Methanol (gallons)                                      68,082              0.72           68,274          0.69

NATURAL GAS COSTS2
North America                                                       $5.64                         $5.14
United Kingdom                                                      $4.41                         $2.59

                                                                      Nine Months Ended September 30,
                                                                      -------------------------------
                                                                   2004                           2003
                                                                   ----                           ----
                                                         Sales           Average            Sales        Average
                                                        Volumes        Unit Price(1)       Volumes     Unit Price(1)
                                                        -------        -------------       -------     -------------
Ammonia (tons)                                           1,077           $   262            1,012        $  224
Nitrogen solutions (tons)                                2,868               123            2,843            97
Urea (tons)                                                327               191              397           170
Ammonium nitrate (tons)                                    766               176              686           135
Methanol (gallons)                                     206,754              0.69          217,952          0.74

NATURAL GAS COSTS2
North America                                                       $5.57                         $5.28
United Kingdom                                                      $4.33                         $2.98

1        After deducting outbound freight costs
2        Per MMBtu. Includes all transportation and other logistical costs and any gains or losses on financial derivatives related to natural gas purchases.

Because of the seasonal nature and effects of weather-related conditions in several of its marketing areas, results of operations for any single reporting period should not be considered indicative of results for a full year.
